Exhibit 10.85.5

ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is made as of February 4, 2021 by LF3 AURORA, LLC, a Delaware limited liability company and LF3 AURORA TRS, LLC, a Delaware limited liability company (collectively, the "Borrower"), and LODGING FUND REIT III, INC., a Maryland corporation (collectively, the "Guarantor" and Borrower and Guarantor are hereinafter sometimes collectively referred to as "Indemnitor"), each of Borrower and Guarantor, to and for the benefit of ACCESS POINT FINANCIAL, LLC., a Delaware limited liability company, having an address at One Ravinia Drive, Suite 900, Atlanta, Georgia 30346 Attn:  Dilip Petigara ("Lender").

W I T N E S S E T H:

WHEREAS, Lender is concurrently herewith making a loan to Borrower in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Loan"), secured by a first priority fee and leasehold deed or trust and security agreement on the land and hotel improvements located thereon known as the "Courtyard by Marriott" located at 255 North Blackhawk Street, Aurora, CO 80011, as more particularly described on Exhibit "A", attached hereto (such land and improvements being hereinafter collectively referred to as the "Property");

WHEREAS, the Loan is evidenced by that certain Promissory Note in the original maximum principal amount of the Loan made by Borrower in favor of Lender, as payee (the "Note"), and is secured by, among other things, that certain Fee and Leasehold Deed of Trust and Security Agreement from Borrower, as grantor, to Lender, as grantee, and encumbering the Property (the "Mortgage "; the Note, the Mortgage, this Agreement and all other documents executed or delivered by Borrower or Guarantor in connection with the Loan, collectively, the "Loan Documents");

WHEREAS, Indemnitor expects to derive substantial economic benefit from the Loan;

and

WHEREAS, Indemnitor's indemnity of Lender from and against all liabilities arising under Environmental Laws (hereinafter defined) relating to the Property is a condition precedent to Lender's obligation to make the Loan.

NOW, THEREFORE, in consideration of the making of the Loan and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

1.         Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings provided therefor in the Mortgage, and the following terms shall have the following meanings:

(a)        "Borrower" has the meaning provided in the Recitals to this Agreement.

(b)        "Environmental Claim" means any lien or other encumbrance, or any notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication (whether written or oral) by any Person (hereinafter defined) or governmental authority alleging or asserting liability with respect to

Borrower or the Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from: (i) the presence, Use or Release (both terms hereinafter defined) into the environment of any Hazardous Substances at any location, whether or not owned, leased or operated by Borrower; (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law; or (iii) any alleged injury or threat of injury to health, safety or the environment; provided, however, with respect to any suit, judgment, proceeding or the like, such shall constitute an Environmental Claim only after entry by the appropriate body having jurisdiction of a final non-appealable order or determination.

(c)          "Environmental Laws" shall mean any and all applicable Laws, Federal, state, regional, county or local statutes, rules, regulations or ordinances, orders or any judicial or administrative decrees or decisions, whether now existing or hereinafter enacted, promulgated or issued, with respect to human health or the environment, any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or well.

(d)        "Environmental Report" means the Phase I Environmental Site Assessment report with respect to the Property delivered to Lender in connection with the Loan, together with any amendments or supplements thereto delivered to Lender, including, without limitation, that certain report dated   , and issued by.

(e)        "Event of Default" is any default beyond any applicable cure period under this Agreement or any of the Loan Documents.

(f)        "Guarantor" has the meaning provided in the preamble to this Agreement.

(g)        "Hazardous Substances" has the meaning provided in the Mortgage.

(h)        "Indemnitor" has the meaning provided in the preamble to this Agreement.

(i)         "Lender" means Lender and its directors, officers, shareholders, partners, agents, employees, affiliates, subsidiaries, participants and other investors, successors and assigns and the respective directors, officers, shareholders, partners, agents, employees, affiliates, subsidiaries, participants and other investors, successors and assigns, heirs, and legal representatives of each and all of the foregoing. Lender's participants and other investors include but are not limited to any person or entity who may acquire an interest in the Loan, the Mortgage, and any servicing rights with respect to the Loan, and any person or entity who may acquire any participation interest in the loan or who may acquire any interest in mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan offered in a rated or unrated public offering or private investment.

(j)         "Loan" has the meaning provided in the Recitals to this Agreement.

(k)        "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of  any of the foregoing.

(l)         "Property" has the meaning provided in the Recitals to this Agreement.

(m)       "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

(n)        "Remedial Work" means any inspection, assessment, investigation, site monitoring, containment, cleanup, removal, restoration, corrective action or other work of any kind to prevent, cure or mitigate any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or which is reasonably necessary or desirable under an applicable Environmental Law.

(o)        "Use" means, with respect to any Hazardous Substances, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substances on, or transportation of such Hazardous Substances to or from, the Property.

2.         Indemnification.

(a)        Indemnitor hereby jointly and severally indemnifies and agrees to reimburse, defend and hold harmless Lender for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties, punitive and consequential damages, attorneys' fees, disbursements and expenses, and consultants' fees, disbursements and expenses asserted against, resulting to, imposed on, or incurred by Lender, directly or indirectly, in connection with any of the following:

(i)         events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

(ii)       any pollution or threat to human health or the environment that is related in any way to Borrower's or any previous owner's or operator's management, use, control, ownership or operation of the Property, including, without limitation, all on site and off site activities involving Hazardous Substances, and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Report;

(iii)      any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law;

(iv)       the nonperformance or delayed performance and completion of any Remedial Work;

(v)        the breach of any environmental representation, warranty or covenant set forth in this Agreement; or

(vi)       any Remedial Work.

Notwithstanding the foregoing, Indemnitor shall not be liable for any Uses or Releases caused solely by Lender's gross negligence or willful misconduct.

(b)          The indemnity provided in this Agreement governs Indemnitor's liability for all matters covered hereby and shall be exclusive of any exculpation of Guarantor or Borrower from personal liability provided in the Loan Documents. All of the obligations, liabilities and indemnities hereunder shall be fully recourse to Borrower and Guarantor on a joint and several basis. Nothing in this Agreement shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or in the other Loan Documents or otherwise available to it under law.

3.         Right to Contest.

(a)          After prior written notice to Lender, and so long as Borrower is in possession, custody and control of the Property, prior to the undertaking of Remedial Work by Borrower or Guarantor, Borrower and/or Guarantor may, at their sole cost and expense, contest any Environmental Claim or Environmental Laws, or perform any Remedial Work, provided that at all times all of the following conditions are continuously satisfied in full:

(i)         no uncured Event of Default (other than as related to the Hazardous Substances involved in such contest or Remedial Work) exists under any of the Loan Documents;

(ii)       Lender (and Lender's agents, officers, directors, servants, employees, contractors and shareholders) shall not be subject to any criminal or other penalties, fines, costs or expenses, by reason of such contest or Remedial Work or any delays in connection therewith;

(iii)      a contest shall be instituted promptly after Guarantor or Borrower obtains actual knowledge of an action, suit, proceeding, or governmental order or directive which asserts any obligation or liability affecting all or any portion of the Property, Guarantor or Borrower, and diligently prosecuted until a final judgment is obtained or until such contest or proceeding is dismissed or abandoned; and

(iv)       Borrower and/or Guarantor shall have furnished such security as may be required in such contest and/or as may be requested by Lender to ensure the payment of amounts due thereunder, together with interest thereon, or in connection with such Remedial Work.

(b)          Unless a contest has been instituted as permitted hereunder with respect to any Remedial Work, Borrower or Guarantor shall commence the Remedial Work promptly after obtaining actual knowledge of, or any notice or order from any governmental or quasi-- governmental agency of the presence of, Hazardous Substances on, in, under or affecting the Property or any surrounding areas. In any event, at least fifteen (15) days prior to commencement of such Remedial Work, Borrower shall submit to Lender reasonably detailed plans for such Remedial Work complying with Environmental Laws. If, within such fifteen (15) day period,

Lender, in Lender's reasonable judgment, rejects such plans, Borrower and/or Guarantor shall promptly submit to Lender for its approval revised plans conforming to Lender's reasonable requirements and all applicable Environmental Laws. If within fifteen (15) days from Lender's receipt of the original plans (or revised plans, as the case may be) Lender fails to approve or reject such original plans (or revised plans, as the case may be), Borrower or Guarantor shall send a further notice to Lender stating in capital letters, "FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LENDER APPROVAL." If Lender fails to respond within five (5) business days of its receipt of such second notice, the plans for Remedial Work described therein shall be deemed accepted by Lender. All Remedial Work shall be performed in compliance with such approved original or revised plans.

(c)          If a contest has been instituted as permitted hereunder, Remedial Work shall be instituted promptly following an unsuccessful nonappealable completion of any contest and shall be diligently prosecuted until the Hazardous Substances involved in the contest are removed, relocated, encapsulated or disposed of as required by the Environmental Laws.

(d)          Indemnitor shall notify Lender in writing within ten (10) days after commencement of such contest or Remedial Work and shall render to Lender a written monthly report detailing the progress thereof including such information as Lender shall reasonably request.

(e)          So long as all of such conditions are continuously satisfied, Indemnitor may proceed with such contest; provided, however, Indemnitor shall not enter into any settlement agreement binding upon Lender or Borrower without their prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such settlement effected without either Lender's or Borrower's prior written consent shall not be binding on such party.

4.           Defense. If a claim is brought or an action filed which gives rise to Lender's indemnity rights hereunder, Indemnitor shall, upon written request of Lender, subject to Lender's approval (which may not be unreasonably withheld or delayed) and in furtherance of its obligations set forth in Section 2 above, employ attorneys to appear and defend the claim or action on behalf of Lender and Indemnitor. Indemnitor shall not enter into any settlement agreement binding upon Lender without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed beyond thirty (30) days. Any such settlement effected without Lender's prior written consent shall not be binding on Lender. Indemnitor shall pay to Lender within thirty

(30) days after receiving a written invoice therefor, all out-of-pocket costs and expenses (including, without limitation, Lender's reasonable and actual consultants' and legal counsel's fees and disbursements) incurred by Lender in connection with this Agreement or the enforcement hereof whether or not an action is filed in connection therewith.

5.         Liability.

(a)        Indemnitor hereby waives, to the fullest extent permitted by applicable law, any right or claim of right to cause Lender to proceed against any of the security for the Loan Documents before proceeding under this Agreement against Indemnitor.

(b)        Indemnitor's liability under this Agreement shall in no way be limited or impaired by:

(i)         any amendment or modification of the Loan Documents;

(ii)       any extensions of time for performance required by any of the Loan Documents;

(iii)      any sale, assignment or foreclosure pursuant to the Loan Documents or any sale or transfer of all or any part of the Property;

(iv)       intentionally deleted;

(v)        the accuracy or inaccuracy of the representations and warranties made by Borrower or Guarantor under the Loan Documents;

(vi)       the release of Borrower, Guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Indemnitor's voluntary act, or otherwise;

(vii)      the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents; or

(viii)    Lender's failure to record any of the Loan Documents (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note or other evidence of indebtedness under the Loan Documents.

(c)          Indemnitor's indemnity hereunder is absolute and unconditional, and shall be imposed with or without any notice to Borrower or Guarantor and with or without specific consideration.

6.         Payment. All payments due to Lender under this Agreement shall be payable to Lender within sixty (60) days after demand therefor, and shall bear interest at the Default Rate (as such term is defined in the Note) from the date such payment is due until the date of payment.

7.         Notice of Legal Action. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of: (a) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property; and (b) any claim, suit or proceeding, whether administrative or judicial in nature brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 14 hereof.

8.         SUBMISSION TO JURISDICTION. BORROWER, GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE OF GEORGIA OR FEDERAL COURT SITTING IN DEKALB OR FULTON COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. BORROWER, GUARANTOR AND LENDER EACH MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF GEORGIA, DEKALB OR FULTON COUNTY OR THE UNITED STATES FEDERAL DISTRICT

COURT HAVING JURISDICTION OVER DEKALB OR FULTON COUNTY AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER, GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

9.         Service of Process. Process in any suit, action or proceeding of the nature referred to in Section 8 hereof may be served in any manner permitted by law, and nothing herein shall limit Lender's right to bring proceedings against Indemnitor in the courts of any other jurisdiction.

10.         Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or consent to any departure by Indemnitor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Indemnitor shall entitle Indemnitor to any other or future notice or demand in the same, similar or other circumstances.

11.         Non-Waiver. Neither failure nor delay on Lender's part in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. By way of example, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

12.       Assignment. No consent by Borrower or Guarantor shall be required for any assignment or reassignment of Lender's rights under this Agreement. All references to "Lender" hereunder shall be deemed to include Lender's successors and assigns. Borrower and Guarantor shall not be permitted to assign their respective rights, obligations or interests hereunder without the prior written consent of Lender, which Lender may withhold in its sole discretion.

13.       Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.         Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in the Mortgage, with notices sent to the address of each of Borrower and Guarantor as set forth in the preamble of this Agreement.

15.       WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR JUDICIAL PROCEEDING BROUGHT BY BORROWER, GUARANTOR OR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING

OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS, AND ANY ACTS OR OMISSIONS OF BORROWER, GUARANTOR OR LENDER IN CONNECTION THEREWITH.

16.       Governing Law. This Agreement shall be governed by the laws of the State of Georgia, without regard to conflicts of laws principles.

17.       Section Headings. The section headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement for any purpose.

18.       Survival. This Agreement shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of power of sale, acceptance by Lender of a deed in lieu of foreclosure or repayment of the Loan; provided, however, Indemnitor shall not indemnify Lender with respect to any violation which Indemnitor can establish results from wastes, substances or materials being placed on, above or under the Property only subsequent to any foreclosure by Lender or acceptance by Lender of a deed in lieu of foreclosure with respect to the Property.

19.       Joint and Several Liability. The obligations and liabilities of each person and/or entity comprising Indemnitor hereunder are joint and several.

20.         Waivers. Indemnitor hereby waives and relinquishes to the fullest extent permitted by applicable law (a) any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (b) all rights and remedies accorded by applicable law to indemnitors or guarantors, except rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender; and (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Lender.

21.       Counterparts. This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

22.       Time of Essence. Time is of the essence of this Agreement and of each and every term, covenant and condition herein.

23.       No Third-Party Beneficiary Rights Created. The parties hereto expressly declare that it is their joint and mutual intention that this Agreement and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and neither this Agreement nor any of the other Loan Documents shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Borrower, Guarantor and Lender.

IN WITNESS WHEREOF, Indemnitor has executed and delivered this Environmental Indemnity Agreement under seal as of the day and year first above written.

INDEMNITOR:

GUARANTOR:

Lodging Fund REIT, Inc., a Maryland corporation

By: /s/ Samuel Montgomery (SEAL)
Name: Samuel Montgomery
Title: COO ad CFO

(Corporate Seal)

BORROWER

LF3 AURORA, LLC, a Delaware limited liability company

By: Lodging Fund REIT III OP, LP, its Sole Member

By: Lodging Fund REIT III, Inc., its General Partner

By: /s/ Samuel Montgomery (SEAL)
Name: Samuel Montgomery
Title: COO and CFO

(Corporate Seal)

LF3 AURORA TRS, LLC, a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.
Its: Sole Member

By: Lodging Fund REIT III OP, LP
Its: Sole Shareholder

By: Lodging Fund REIT III, Inc.
Its: General Partner

/s/ Samuel Montgomery
By: Samuel Montgomery
Its: COO and CFO

(Corporate Seal)

Environmental Indemnity Agreement – Signature Page

EXHIBIT “A”

PARCEL I:

Lot 2, Block 1,

ABILENE STATION SUBDIVISION FILING NO. 1, recorded June 9, 2015 at Reception No. D5059964.

County of Arapahoe, State of Colorado.

PARCEL II:

Beneficial easements in Master Declaration of Covenants, Conditions and Restrictions for Abilene Station recorded July 31, 2015 at Reception No. D5085270.

County of Arapahoe, State of Colorado